Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-198930

PROSPECTUS SUPPLEMENT

(To Prospectus Dated November 5, 2014)

8,980,773 Units consisting of One Share of Common Stock, no par value per share,

and One Warrant to Purchase 0.5 Shares of Common Stock, no par value per share

This prospectus supplement and the accompanying prospectus relate to the sale of up to 8,980,773 units, with each unit consisting of one share of our common stock, no par value per share, and one warrant to purchase 0.5 of a share of common stock at an exercise price of $0.61 per share of common stock. Accordingly, we are offering 8,980,773 shares of common stock and warrants to purchase 4,490,387 shares of our common stock. The warrants will be exercisable beginning on the six-month anniversary of original issuance and ending on the fifth anniversary of the initial exercise date. Each unit will be sold at a negotiated price of $0.41 per unit. Units will not be issued or certificated. The shares of common stock and the warrants will be issued separately but purchased together in this offering.

Our common stock is traded on The NYSE MKT LLC (the “NYSE MKT”) and Toronto Stock Exchange (the “TSX”) under the symbol “MCZ.” On March 24, 2015, the last reported sales price of our common stock was $0.51 per share and CN$0.63 per share on the NYSE MKT and TSX, respectively. The warrants will not be listed on any national securities exchange.

We have engaged Roth Capital Partners, LLC to act as our sole placement agent to use its reasonable best efforts to solicit offers to purchase securities in this offering. The placement agent is not required to arrange for the sale of any specific number or dollar amount of such securities. We have agreed to pay the placement agent the placement agent fees set forth in the table below, which assumes that we sell all units we are offering.

	Per Unit	Total
Public offering price	$0.41	$3,682,116.93
Placement agent fees (1)	$0.02665	$239,337.60
Proceeds to us, before expenses	$0.38335	$3,442,779.33

(1)	In addition to any placement agent fees, we have also agreed to reimburse the placement agent for certain of its expenses in connection with this offering. Please see “Plan of Distribution” in this prospectus supplement for more information regarding our arrangements with the placement agent.

As of March 24, 2015, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $31.7 million, based on 62.1 million shares of outstanding common stock held by non-affiliates and a price per share of $0.51, the closing price of our common stock on that date. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. During the previous 12 calendar months prior to and including the date of this prospectus, we have offered $3,682,116.93 of our securities pursuant to General Instruction I.B.6 of Form S-3.

This prospectus supplement, and the underlying base prospectus which it supplements, does not constitute a prospectus under Canadian securities laws and, accordingly, does not qualify the securities offered hereunder on the TSX or otherwise in Canada. The securities offered hereunder may not be sold on or through the facilities of the TSX and may only be resold in Canada in compliance with exemptions from prospectus and registration requirements under applicable Canadian securities laws.

Investing in our securities involves risk. SEE THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING on page S-3 of this prospectus supplement and on page 3 of the accompanying prospectus, and the reports we file with the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, incorporated by reference in this prospectus supplement, to read about factors to consider before purchasing our securities.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the shares of common stock through the facilities of the Depository Trust Company to the purchasers is expected to occur on or about March 30, 2015.

Roth Capital Partners

The date of this prospectus supplement is March 25, 2015.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. The accompanying prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using shelf registration rules. Under the shelf registration rules, using this prospectus supplement and the accompanying prospectus, we may sell from time to time common stock, preferred stock, warrants, subscription rights, units or any combination thereof, in one or more offerings.

It is important that you read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Information Incorporated by Reference” on page S-11 of this prospectus supplement and “Where You Can Find More Information” on page S-11 of this prospectus supplement.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of our securities in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so to any person to whom it is unlawful to make such offer or solicitation. See the “Plan of Distribution” section of this prospectus supplement beginning on page S-9.

References to “our company,” “Mad Catz,” “we,” “our” and “us” in this prospectus supplement and the accompanying prospectus are to Mad Catz Interactive, Inc. and its consolidated subsidiaries, unless the context otherwise requires. This document includes trade names and trademarks of other companies. All such trade names and trademarks appearing in this document are the property of their respective holders. References herein to “$” and “dollars” are to the currency of the United States.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus or any related free writing prospectus we may authorize to be delivered to you. Neither we nor the placement agent have authorized anyone to provide you with information different from, or in addition to, that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus. Neither we nor the placement agent take any responsibility for, and can provide no assurances as to the reliability of, any information that others may give you. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus is only accurate as of the date of this prospectus, regardless of the time or delivery of this prospectus and any sale of our securities.

This prospectus supplement, and the underlying base prospectus which it supplements, does not constitute a prospectus under Canadian securities laws and, accordingly, does not qualify the securities offered hereunder on the TSX or otherwise in Canada. The securities offered hereunder may not be sold on or through the facilities of the TSX and may only be resold in Canada in compliance with exemptions from prospectus and registration requirements under applicable Canadian securities laws.

S-ii

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we have incorporated by reference contain forward-looking statements. All statements contained or incorporated by reference in this prospectus supplement other than statements of historical fact are forward-looking statements. When used in this prospectus supplement, the accompanying prospectus or any document incorporated by reference in this prospectus supplement, the words “believe,” “anticipate,” “intend,” “plan,” “estimate,” “expect,” “may,” “will,” “should,” “seeks” and similar expressions are forward-looking statements. Such forward-looking statements are based on current expectations, but the absence of these words does not necessarily mean that a statement is not forward-looking. All statements contained or incorporated in this prospectus which address operating performance, events or developments that we expect or anticipate may occur in the future, including statements related to statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance, are forward-looking statements. Important factors, risks and uncertainties that may cause actual results to differ from those expressed in our forward-looking statements include, but are not limited to:

•	our ability to continue to design, develop and market new and updated products;

•	continued normal trade relations between China and the United States;

•	our ability to maintain or extend our existing licenses;

•	continued financial viability of our largest customers;

•	timely and adequate supply from third party manufacturers and suppliers;

•	uncertainties associated with obtaining and enforcing our intellectual property rights;

•	our estimates for future performance; and

•	our estimates regarding our capital requirements and our need for, and ability to obtain, additional financing.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors. For a more detailed discussion of such forward-looking statements and the potential risks and uncertainties that may impact upon their accuracy, see the “Risk Factors” section of our most recent Annual Report on Form 10-K and of our subsequent Quarterly Reports on Form 10-Q (including any amendments thereto), which are incorporated by reference into this prospectus supplement, as the same may be updated from time to time by our future periodic reports filed with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”). These forward-looking statements reflect our view only as of the date of this prospectus supplement. You should read this prospectus supplement, the accompanying prospectus and the documents we have incorporated by reference in this prospectus supplement, the accompanying prospectus, and that we have filed as exhibits to the registration statement, of which this prospectus supplement is a part, completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we undertake no obligations to update any forward-looking statements. Accordingly, you should also carefully consider the factors set forth in reports or documents that we file from time to time with the SEC.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained in this prospectus supplement and the accompanying prospectus, or incorporated by reference in this prospectus supplement. This summary does not contain all the information you should consider before investing in our securities. You should read the following summary together with the more detailed information appearing in this prospectus supplement, the accompanying prospectus and the information incorporated by reference before making an investment decision.

Mad Catz Interactive, Inc. Overview

We design, manufacture (primarily through third parties in Asia), market, and distribute innovative interactive entertainment products marketed under our Mad Catz® (gaming), Tritton® (audio), and Saitek® (simulation) brands. Our products, which primarily include headsets, mice, keyboards, controllers, specialty controllers, and other accessories, cater to passionate gamers across multiple platforms including in-home gaming consoles, handheld gaming consoles, Windows® PC and Mac® computers, smart phones, tablets and other mobile devices. We distribute our products through our online store as well as distribution via many leading retailers around the globe. We are operationally headquartered in San Diego, California, and maintain offices in Europe and Asia.

Our registered office is located at 181 Bay Street, Suite 4400, Toronto, Ontario, M5J 2T3. Our telephone number is (416) 360-8600, and out internet website is located at www.madcatz.com. The contents of our website are not part of this prospectus supplement and the references in this prospectus supplement, the accompanying prospectus and the documents we have incorporated by reference to our website do not constitute incorporation by reference into this prospectus supplement or the accompanying prospectus of the information contained therein. Our operational headquarters and our primary operating subsidiary, Mad Catz, Inc., are located at 10680 Treena Street, Suite 500, San Diego, California, 92131. Our San Diego, California telephone number is (858) 790-5008.

For additional information as to our business, properties and financial condition, please refer to the documents cited in “Where You Can Find More Information.”

Recent Developments

We have elected to “incorporate by reference” certain information into this prospectus supplement. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement. This prospectus supplement incorporates by reference the documents set forth below under “Incorporation Incorporated by Reference,” including our descriptions of recent Company developments contained in our periodic reports as filed with the SEC.

Legal Proceedings

We are and may become involved in various lawsuits as well as other certain legal proceedings that have not been fully resolved and arise in the ordinary course of business. These are proceedings to which we are a party in our own name or proceedings that have been brought against us. Information regarding certain material litigation proceedings is provided in Item 3. Legal Proceedings of our Annual Report on Form 10-K for the year ended March 31, 2014, as filed with the SEC on June 5, 2014, and as supplemented by our Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2014, September 30, 2014 and December 31, 2014.

We will, from time to time, when appropriate in management’s estimation, record reserves in our financial statements for pending litigation. Litigation is expensive and is subject to inherent uncertainties, and an adverse result in any such matters could adversely impact our operating results or financial condition. Additionally, any litigation to which we may become subject could also require significant involvement of our senior management and may divert management’s attention from our business and operations. Although claims, suits, investigations and proceedings are inherently uncertain and their results cannot be predicted with certainty, we believe that the resolution of any current pending matters will not have a material adverse effect on our business, financial condition, results of operations or liquidity.

The Offering

The following summary is provided solely for your convenience and is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of our common stock, see “Description of Common Stock” in the accompanying prospectus.

Issuer	Mad Catz Interactive, Inc.

Shares of common stock offered	8,980,773 shares of common stock

Warrants offered	Warrants to purchase 4,490,387 shares of common stock

Each warrant will have an exercise price of $0.61 per share and be exercisable beginning on the six-month anniversary of original issuance and ending on the date that is five years after the initial exercise date. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the warrants.

Shares of common stock to be outstanding after this offering	73,469,571 shares of our common stock

Use of proceeds	We expect that the net proceeds from this offering will be approximately $3.3 million after deducting the placement agent fees and our estimated expenses. We intend to use the net proceeds from this offering to enhance liquidity, working capital and operational flexibility and for general corporate purposes, including pursuing long-term growth opportunities in the console, PC gaming, and mobile gaming markets. See “Use of Proceeds.”

Listing	Our common stock is traded on the NYSE MKT and TSX under the symbol “MCZ.” Shares of common stock acquired under this offering may not be transferred or sold through the facilities of the TSX.

There is no established public trading market for the warrants, and we do not intend to apply to list the warrants on any securities exchange or automated quotation system.

Risk factors	An investment in our common stock involves risks, and prospective investors should carefully consider the matters discussed under “Risk Factors” beginning on page S-3 of this prospectus supplement and the reports we file with the SEC pursuant to the Exchange Act, incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment in our common stock.

RISK FACTORS

Before deciding to purchase any of our securities, in addition to the other information in this prospectus supplement, the accompanying prospectus, including any amendments thereto, and any documents incorporated by reference, you should carefully consider the risks, cautionary statements and other information contained in this prospectus supplement, the accompanying prospectus, and in our other filings with the SEC, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q (including any amendments thereto), which are incorporated by reference into this prospectus supplement, as the same may be updated from time to time by our future filings under the Exchange Act. For more information, see “Information Incorporated by Reference.” The risks and uncertainties described in these documents are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business. If any of these known or unknown risks or uncertainties actually occurs with material adverse effects on our company, our business, financial condition, results of operation and/or liquidity could be seriously harmed.

Additional Risks Related to this Offering

The share price of our common stock has been and will likely continue to be volatile.

The trading price of our common stock has been, and is likely to continue to be, highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. In addition to the factors discussed in these risk factors and elsewhere in our reports and other documents filed with the SEC, factors that may cause volatility in our share price include:

•	our ability to meet our working capital needs;

•	quarterly variations in operating results;

•	changes in financial estimates by us or securities analysts who may cover our stock or by our failure to meet the estimates made by securities analysts;

•	changes in market valuations of other similar companies;

•	announcements by us or our competitors of new products or of significant technical innovations, contracts, acquisitions, divestitures, strategic relationships or joint ventures;

•	additions or departures of key personnel;

•	the realization of any of the risk factors presented in this prospectus supplement or the accompanying prospectus; and

•	future sales of common stock.

Furthermore, from time to time the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions such as recessions, interest rate changes, international currency fluctuations or political unrest, may negatively impact the market price of our common stock. In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. Like any publicly-traded company, we too may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention.

Management will have immediate and broad discretion as to the use of the proceeds from this offering and may invest or spend the proceeds of this offering in ways in which you may not agree and in ways that may not yield returns to shareholders.

We will retain broad discretion over the use of proceeds from this offering. We intend to use the net proceeds principally as described under “Use of Proceeds.” Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, it is possible that the net proceeds may be used in a way that does not improve our operating results or enhance the value of our common stock.

The sale of our common stock in this offering and any future sales of our common stock may depress our stock price and our ability to raise fund in new stock offerings.

Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable, or at all.

There is no public market for the warrants being offered in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any securities exchange or automated quotation system. Without an active market, the liquidity of the warrants will be limited.

Holders of our warrants will have no rights as shareholders until such holders exercise their warrants.

Until you acquire shares upon exercise of your warrants, you will have no rights as shareholders with respect to the shares underlying such warrants. Upon exercise of your warrants, you will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs after the exercise date.

You will experience immediate dilution in the book value per share of the common stock you purchase.

Because the price per unit of the securities being offered is substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. After giving effect to the sale by us of 8,980,773 shares of common stock in this offering, and based on a public offering price of $0.41 per unit in this offering and a pro forma net tangible book value per share of our common stock of $0.11 as of December 31, 2014, if you purchase units in this offering, you will suffer immediate and substantial dilution of $0.25 per share in the net tangible book value of the common stock purchased. See “Dilution” for a more detailed discussion of the dilution you will incur in connection with this offering.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

USE OF PROCEEDS

We expect that the net proceeds from the sale of the shares of common stock that we are offering will be approximately $3.3 million, after deducting the placement agent’s commission and estimated offering expenses payable by us. There can be no assurance we will sell any or all of the securities offered hereby, or that any warrants offered hereby will be exercised. Because there is no minimum offering amount required as a condition to closing this offering, we may sell less than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us.

We intend to use the net proceeds from this offering to enhance liquidity, working capital and operational flexibility and for general corporate purposes, including pursuing long-term growth opportunities in the console, PC gaming, and mobile gaming markets. The amounts and timing of the expenditures will depend on numerous factors, such as the timing and progress of our product development efforts, technological advances and the competitive environment for our products.

DILUTION

If you invest in our securities in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of December 31, 2014 was approximately $7.3 million, or approximately $0.11 per share of common stock. Net tangible book value represents total tangible assets less total liabilities. Net tangible book value per share represents net tangible book value divided by the total number of shares of common stock outstanding.

Dilution in net tangible book value per share represents the difference between the public offering price per share of our common stock and the adjusted net tangible book value per share of our common stock after giving effect to this offering. After giving effect to the sale of 8,980,773 units in this offering at the public offering price of $0.41 per unit, and after deducting the placement agent fees and estimated offering expenses payable by us, our adjusted net tangible book value per share of our common stock at December 31, 2014 would have been approximately $10.6 million, or $0.16 per share of common stock. This represents an immediate increase in net tangible book value per share of our common stock of approximately $0.05 per share to existing stockholders and an immediate dilution of approximately $0.25 per share to purchasers in this offering. The following table illustrates this per-share dilution:

Public offering price per unit		$0.41
Net tangible book value per share as of December 31, 2014	$0.11
Increase per share attributable to this offering	$0.05

Pro forma net tangible book value per share as of December 31, 2014		$0.16

Dilution per share to investors in this offering		$0.25

The foregoing table is based on 64,488,798 shares of common stock outstanding at December 31, 2014, which excludes, as of that date:

•	4,490,387 shares of our common stock issuable upon the exercise of warrants offered hereby;

•	7,941,811 shares issuable upon the exercise of outstanding options; and

•	2,540,918 shares issuable upon the exercise of outstanding warrants.

To the extent any of the options or warrants are exercised, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Our common stock is traded on the NYSE MKT and the TSX under the symbol “MCZ.” On March 24, 2015, the last reported sales price of our common stock was $0.51 per share and CN$0.63 per share on the NYSE MKT and TSX, respectively. The following table sets forth the high and low sale prices for our common stock for the periods indicated as reported on the NYSE MKT.

	High	Low
Year Ended March 31, 2013:
First Quarter	$0.60	$0.41
Second Quarter	$0.71	$0.54
Third Quarter	$0.68	$0.50
Fourth Quarter	$0.61	$0.38
Year Ended March 31, 2014:
First Quarter	$0.50	$0.38
Second Quarter	$0.90	$0.46
Third Quarter	$0.81	$0.44
Fourth Quarter	$0.54	$0.42
Year Ended March 31, 2015:
First Quarter	$0.77	$0.48
Second Quarter	$0.66	$0.39
Third Quarter	$0.53	$0.41
Fourth Quarter (through March 24, 2015)	$0.53	$0.36

We have never declared or paid any cash dividend on our common stock, nor do we currently intend to pay any cash dividend on our common stock in the foreseeable future. We expect to retain our earnings, if any, for the growth and development of our business.

DESCRIPTION OF COMMON STOCK

The following summary of the terms of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to our Articles of Incorporation and Bylaws, as amended, which are incorporated by reference herein. See “Where You Can Find More Information.”

In this offering, we are offering 8,980,773 shares of common stock and warrants to purchase an aggregate of up to 4,490,387 additional shares of common stock. The shares of common stock and warrants will be issued separately but can only be purchased together in this offering. This prospectus supplement also relates to the offering of shares of our common stock upon exercise, if any, of the warrants.

General

We have authority to issue an unlimited number of shares of our common stock, no par value, under our Articles of Incorporation, as amended. As of March 24, 2015, 64,488,798 shares of our common stock were outstanding. As of March 24, 2015, we had an aggregate of 7,941,811 shares of common stock reserved for issuance upon exercise of outstanding stock options granted under our Stock Option Plan – 2007 and outstanding warrants to purchase an aggregate of 2,540,918 shares of our common stock.

Dividends

Holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities.

Voting Rights

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose.

Other

Holders of common stock have no preemptive rights or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and the shares of common stock offered by us in this offering, when issued and paid for, will be fully paid and non-assessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that may be authorized in the future.

Investment Canada Act

Except as provided in the Investment Canada Act (the “Investment Act”), there are no limitations under the laws of Canada, the Province of Ontario or in the articles or bylaws of the Corporation, on the right of non-Canadians to hold or vote our common stock.

The Investment Act generally prohibits implementation of a reviewable investment by an individual, government (or agency thereof), corporation, partnership, trust or joint venture that is not a “Canadian” as defined in the Investment Act (a “non-Canadian”), unless after review the minister designated for the purposes of the Investment Act is satisfied that the investment is likely to be of net benefit to Canada. If we are determined to be a “Canadian business” for purposes of the Investment Act, then an investment in our common stock by a non-Canadian (other than a “WTO Investor” as defined in the Investment Act) would be reviewable under the Investment Act if it was an investment to acquire control of us and the value of our assets was C$5 million or more. A non-Canadian (other than a WTO Investor) would be deemed to acquire control for the purposes of the Investment Act if the non-Canadian acquired a majority of our common stock outstanding (or less than a majority but controlled us in fact through the ownership of one-third or more of the outstanding common stock) unless it could be established that, on the acquisition, we were not controlled in fact by the acquiror through the ownership of such stock. Certain transactions in relation to our common stock would be exempt from review under the Investment Act, including, among others, the following:

•	acquisition of our common stock by a person in the ordinary course of that person’s business as a trader or dealer in securities;

•	acquisition of control in connection with the realization of security granted for a loan or other financial assistance and not for any purpose related to the provisions of the Investment Act; and

•	acquisition of control by reason of any amalgamation, merger, consolidation or corporate reorganization following which the ultimate direct or indirect control, through the ownership of voting interests, remains unchanged.

The Investment Act provides for special review thresholds for WTO Investors, who are essentially a natural or permanent resident of a World Trade Organization (“WTO”) country, or an entity controlled by such persons. The United States is a member of the WTO. Under the Investment Act, an investment in our common stock by a

WTO Investor would be reviewable only if it was an investment to acquire control and the value of our assets was equal to or greater than a specified amount (the “Review Threshold”), which increases in stages. The Review Threshold is currently C$369 million, and is adjusted annually (calculated as prescribed in the Investment Act).

The provisions of the Investment Act may have an anti-takeover effect as they may operate to prevent non-Canadian persons from directly or indirectly acquiring control of us.

DESCRIPTION OF WARRANTS

General

The following is a brief summary of certain terms and conditions of the warrants and is subject in all respects to the provisions contained in the warrants.

Form. The warrants will be issued as individual warrants to each of the investors. You should review a copy of the form of warrant, which is attached as an exhibit to our Current Report on Form 8-K being filed with the SEC in connection with this offering, for a complete description of the terms and conditions of the warrants.

Exercisability. The warrants are exercisable at any time after the six-month anniversary of original issuance and ending on the date that is five years after the initial exercise date, at which time any unexercised warrants will expire and cease to be exercisable. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act of 1933, as amended (the “Securities Act”), is not then effective or available, the holder may exercise the warrant through a cashless exercise, in whole or in part, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% or 9.99% of the number of shares of our stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us.

Exercise Price; Anti-Dilution. Each warrant will be exercisable for the purchase of 0.5 of a share of common stock at an exercise price of $0.61 per whole share, payable in U.S. dollars. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent. There is currently no trading market for the warrants and a trading market is not expected to develop.

Exchange Listing. There is no established public trading market for the warrants, and we do not intend to apply to list the warrants on any securities exchange or automated quotation system.

Fundamental Transactions. In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, or our consolidation or merger with or into another person, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement, dated March 24, 2015, we have engaged Roth Capital Partners, LLC as sole placement agent in connection with this offering. The placement agent may engage one or more sub-placement agents or selected dealers to assist in the placement of the units offered pursuant to this prospectus supplement and the accompanying base prospectus. The placement agent is not purchasing or selling any units offered by this prospectus supplement and the accompanying base prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of units, but the placement agent has agreed to use its “best efforts” to arrange for the sale of all of the units offered hereby. We may not sell the entire amount of units offered pursuant to this prospectus supplement and the accompanying base prospectus.

The placement agent proposes to arrange for the sale to one or more purchasers of the securities offered pursuant to this prospectus supplement and the related prospectus through securities purchase agreements directly between the purchasers and us. The public offering price of the securities offered hereby has been determined based upon arm’s-length negotiations between the purchasers and us.

The following does not purport to be a complete statement of the terms and conditions of the placement agent agreement or securities purchase agreements, copies of which are included as exhibits to our Current Report on Form 8-K that we will file with the SEC in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” on page S-11 of this prospectus supplement.

Commissions and Expenses

We have agreed to pay the placement agent an aggregate cash placement fee equal to 6.5 percent of the gross proceeds in this offering. In addition, we have agreed to reimburse the placement agent for its actual expenses, not to exceed $50,000.

The following table shows the per unit and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the securities offered pursuant to this prospectus supplement and the accompanying base prospectus assuming the purchase of all of the securities offered hereby:

Per unit	$0.02665
Total	$239,337.60

Because there is no minimum offering amount required as a condition to closing the offering, the actual total placement agent fees, if any, are not presently determinable and may be substantially less than the maximum amount set forth above.

Our obligation to issue and sell units to the purchasers is subject to the conditions set forth in the securities purchase agreement, which may be waived by us at our discretion. A purchaser’s obligation to purchase units is subject to the conditions set forth in the securities purchase agreement as well, which may also be waived.

We currently anticipate that the sale of the units offered by this prospectus supplement and the accompanying base prospectus will be completed on or about March 30, 2015, subject to customary closing conditions. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent’s fees, will be approximately $150,000, which includes legal and printing costs and various other fees. At the closing, The Depository Trust Company will credit the shares of common stock to the respective accounts of the purchasers. We will mail warrants directly to the investors at the respective addresses set forth in their securities purchase agreement with us.

Indemnification

We have agreed to indemnify the placement agent against liabilities under the Securities Act. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the placement agent, or by its affiliates. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the placement agent’s website and any information contained in any other websites maintained by the placement agent is not part of this prospectus supplement or the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors.

Regulation M Restrictions

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the units sold by it while acting as a principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, as amended, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of units offered hereby by the placement agent acting as principal. Under these rules and regulations, the placement agent:

•	must not engage in any stabilization activity in connection with our securities; and

•	must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Passive Market Making

In connection with this offering, the placement agent and any selling group members may engage in passive market making transactions in our common stock on the NYSE MKT in accordance with Rule 103 of Regulation M under the Exchange Act, as amended, during a period before the commencement of offers or sales of the securities and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Other

From time to time, the placement agent and its affiliates have provided, and may in the future provide, various investment banking, financial advisory and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees. In the course of their businesses, the placement agent and its affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the placement agent and its affiliates may at any time hold long or short positions in such securities or loans. Except for services provided in connection with this offering, the placement agent has not provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus supplement and we do not expect to retain the placement agent to perform any investment banking or other financial services for at least 90 days after the date of this prospectus supplement.

LEGAL MATTERS

The validity of the common stock and warrants offered hereby has been passed upon for us by McMillan LLP, Toronto, Ontario. Ellenoff Grossman & Schole LLP is representing the placement agent in connection with this offering.

EXPERTS

The consolidated financial statements of Mad Catz Interactive, Inc. as of March 31, 2014 and 2013, and for each of the years in the three-year period ended March 31, 2014, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. Our SEC filings are also available at the SEC’s website at http://www.sec.gov.

This prospectus supplement and the accompanying base prospectus are only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act, and therefore omit certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement and the accompanying base prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the SEC’s public reference facilities or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at www.madcatz.com through which you can access our filings with the SEC. The information contained in, or accessible through, our website is not a part of this prospectus supplement or the accompanying base prospectus.

INFORMATION INCORPORATED BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus supplement. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC:

(a)	Annual Report on Form 10-K for the fiscal year ended March 31, 2014, filed with the SEC on June 5, 2014.

(b)	Quarterly Report on Form 10-Q for the period ended June 30, 2014, filed with the SEC on August 4, 2014.

(c)	Quarterly Report on Form 10-Q for the period ended September 30, 2014, filed with the SEC on November 6, 2014.

(d)	Quarterly Report on Form 10-Q for the period ended December 31, 2014, filed with the SEC on February 5, 2015.

(e)	Current Reports on Form 8-K filed with the SEC on September 12, 2014, February 5, 2015, March 5, 2015 and March 25, 2015.

(d)	Description of the Registrant’s common stock contained in its Registration Statement on Form 20-F, as amended, filed with the SEC on August 10, 1999, including any amendments or reports filed for the purpose of updating such description.

Furthermore, all reports and other documents subsequently filed (but not furnished) by us with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus supplement and to be a part of this prospectus supplement from the date of filing of such reports and documents. We are not incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide, without charge, to each person to whom a copy of this prospectus supplement has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized in this prospectus supplement, if such person makes a written or oral request directed to:

Director, Investor Relations

Mad Catz Interactive, Inc.

10680 Treena Street, Suite 500

San Diego, California 92131

(858) 790-5008

PROSPECTUS

$30,000,000

Common Stock

Warrants

Debt Securities

Rights

Units

From time to time, we may offer and sell common stock, warrants, debt securities, rights, and units, at prices and on terms described in one or more supplements to this prospectus. The aggregate offering price of the securities offered by this prospectus will not exceed $30,000,000.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

The securities offered by this prospectus may be sold directly by us to investors, through agents designated from time to time or to or through one or more underwriters or dealers or in other manners as set forth under the heading “Plan of Distribution.” In addition, each time we offer securities, the supplement to this prospectus applicable to such offering will provide the specific terms of the plan of distribution for such offering and the net proceeds that we expect to receive from such offering.

You should read both this prospectus and the applicable prospectus supplement, as well as any documents incorporated by reference in this prospectus and/or the applicable prospectus supplement, before you make your investment decision.

Our common stock is traded on The NYSE MKT LLC (the “NYSE MKT”) and Toronto Stock Exchange (the “TSX”) under the symbol “MCZ.” On November 4, 2014, the last reported sales price for our common stock was $0.47 per share and CN$0.51 per share on the NYSE MKT and TSX, respectively.

This prospectus does not constitute a prospectus under Canadian securities laws and accordingly does not qualify the securities offered hereunder on the TSX or otherwise in Canada. The securities offered hereunder may not be sold on or through the facilities of the TSX and may only be resold in Canada in compliance with exemptions from prospectus and registration requirements under applicable Canadian securities laws.

As of November 4, 2014, the aggregate market value of our outstanding common stock held by non-affiliates was $30,309,735, which was calculated based on 64,488,798 shares of outstanding common stock, of which 2,370,114 shares were held by affiliates, and a price per share of $0.47, which was the closing price of our common stock on the NYSE MKT on November 4, 2014. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75.0 million. We have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the twelve calendar months prior to and including the date of this prospectus.

INVESTING IN OUR SECURITIES INVOLVES RISK. SEE THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3 OF THIS PROSPECTUS, IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is November 5, 2014.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this registration statement or any related prospectus, including any information incorporated herein by reference, is accurate as of any date other than the date on the front of the applicable document, or such earlier date as is expressly stated or otherwise apparent with respect to such incorporated information in the applicable document, regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since any such date.

The terms “we,” “us,” “our” and the “company,” as used in this prospectus, refer to Mad Catz Interactive, Inc., unless otherwise indicated.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements. All statements contained or incorporated by reference in this prospectus other than statements of historical fact are forward-looking statements. When used in this prospectus or any document incorporated by reference in this prospectus, the words “believe,” “anticipate,” “intend,” “plan,” “estimate,” “expect,” “may,” “will,” “should,” “seeks” and similar expressions are forward-looking statements. Such forward-looking statements are based on current expectations, but the absence of these words does not necessarily mean that a statement is not forward-looking. Forward-looking statements made or incorporated by reference in this prospectus include statements about:

•	our ability to continue to design, develop and market new and updated products;

•	continued normal trade relations between China and the United States;

•	our ability to maintain or extend our existing licenses;

•	continued financial viability of our largest customers;

•	timely and adequate supply from third party manufacturers and suppliers

•	uncertainties associated with obtaining and enforcing our intellectual property rights;

•	our estimates for future performance; and

•	our estimates regarding our capital requirements and our needs for, and ability to obtain, additional financing.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors. For a more detailed discussion of such forward-looking statements and the potential risks and uncertainties that may impact upon their accuracy, see the “Risk Factors” section of our most recent Annual Report on Form 10-K and of our subsequent Quarterly Reports on Form 10-Q (including any amendments thereto), which are incorporated by reference into this prospectus, as the same may be updated from time to time by our future filings under the Exchange Act. These forward-looking statements reflect our view only as of the date of this prospectus. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we undertake no obligations to update any forward-looking statements. Accordingly, you should also carefully consider the factors set forth in reports or documents that we file from time to time with the Securities and Exchange Commission, or the SEC.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $30,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.” We may only use this prospectus to sell the securities if it is accompanied by a prospectus supplement.

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

This prospectus does not constitute a prospectus under Canadian securities laws and accordingly does not qualify the securities offered hereunder on the TSX or otherwise in Canada. The securities offered hereunder may not be sold on or through the facilities of the TSX and may only be resold in Canada in compliance with exemptions from prospectus and registration requirements under applicable Canadian securities laws.

OUR BUSINESS

We design, manufacture (primarily through third parties in Asia), market, and distribute innovative interactive entertainment products marketed under our Mad Catz® (gaming), Tritton® (audio), and Saitek® (simulation) brands. Our products, which primarily include headsets, mice, keyboards, controllers, specialty controllers, and other accessories, cater to passionate gamers across multiple platforms including in-home gaming consoles, handheld gaming consoles, Windows® PC and Mac® computers, smart phones, tablets and other mobile devices. We distribute our products through our online store as well as distribution via many leading retailers around the globe. We are operationally headquartered in San Diego, California, and maintain offices in Europe and Asia.

Our registered office is located at 181 Bay Street, Suite 4400, Toronto, Ontario, M5J 2T3. Our telephone number is (416) 360-8600, and out internet website is located at www.madcatz.com. The contents of our website are not part of this prospectus and the references in this prospectus or any supplement to this prospectus to our website do not constitute incorporation by reference into this prospectus or any accompanying prospectus supplement of the information contained therein. Our operational headquarters and our primary operating subsidiary, Mad Catz, Inc., are located at 10680 Treena Street, Suite 500, San Diego, California 92131. Our San Diego, California telephone number is (858) 790-5008.

RISK FACTORS

Before deciding to purchase any of our securities, in addition to the other information in this prospectus, you should carefully consider the risks, cautionary statements and other information contained in this prospectus and in our other filings with the SEC, including our most recent Annual Report on Form 10-K and subsequent Quarterly Report on Form 10-Q (including any amendments thereto), which are incorporated by reference in to this prospectus, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act. For more information, see “Information Incorporated by Reference.” The risks and uncertainties described in these documents are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business. If any of these known or unknown risks or uncertainties actually occurs with material adverse effects on our company, our business, financial condition, results of operation and/or liquidity could be seriously harmed.

THE SECURITIES WE MAY OFFER

We may offer shares of our common stock or warrants to purchase shares of our common stock in one or more series, either individually or in units, debt securities or rights with a total value of up to $30,000,000 from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add to, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

Common Stock. We may issue shares of our common stock from time to time. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and do not have cumulative voting rights. The holders of our common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets. See “Description of Capital Stock – Common Stock” below.

Warrants. We may issue warrants for the purchase of shares of our common stock in one or more series. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from these securities. The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental warrant agreements and forms of warrant certificates will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreements with a warrant agent. Each warrant agent will be a bank or trust company that we select. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants. See “Description of Warrants” below.

Debt Securities. We may offer debt securities in one or more series pursuant to a prospectus supplement, which will describe the specific terms of the debt securities. The debt securities that may be offered under this prospectus and any prospectus supplement will be issued under an indenture between us and the trustee, for one or more series of debt securities designated in the applicable prospectus supplement. We incorporate by reference the form of indenture as an exhibit to the registration statement of which this prospectus forms a part. We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of debt securities being offered, as well as the complete indenture that contain the terms of the debt securities. See “Description of Debt Securities” below.

Rights. We may issue rights to our stockholders to purchase shares of our common stock described in this prospectus. The rights may be issued separately or together with one or more additional rights, common stock, warrants or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The description in this prospectus sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular rights being offered, as well as the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. See “Description of Rights” below.

Units. We may issue units consisting of common stock and warrants for the purchase of common stock in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units. We will evidence each series of units by unit certificates that we will issue under a separate agreement. We will enter into the unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to the particular series of units being offered.

USE OF PROCEEDS

Except at otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds to fund working capital and for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we currently have no plans, commitments or agreements with respect to any such acquisitions or investments. The amounts and timing of the expenditures will depend on numerous factors, such as the timing and progress of our product development efforts, technological advances and the competitive environment for our products. We intend to invest the net proceeds in money market funds and/or short-term investment-grade securities until we are ready to use them.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents and/or (3) directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

This prospectus does not constitute a prospectus under Canadian securities laws and accordingly does not qualify the securities offered hereunder on the TSX or otherwise in Canada. The securities offered hereunder may not be sold on or through the facilities of the TSX and may only be resold in Canada in compliance with exemptions from prospectus and registration requirements under applicable Canadian securities laws.

DESCRIPTION OF COMMON STOCK

The following summary of the terms of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to our Articles, or articles, and Bylaws, as amended, or bylaws, which are incorporated by reference herein. See “Where You Can Find More Information.”

General

We have authority to issue an unlimited number of shares of our common stock, no par value, under our Articles of Incorporation, as amended. As of November 5, 2014, 64,488,798 shares of our common stock were outstanding. As of November 5, 2014, we had an aggregate of 7,939,311 shares of common stock reserved for issuance upon exercise of outstanding stock options granted under our Stock Option Plan – 2007 and outstanding warrants to purchase an aggregate of 2,540,918 shares of our common stock.

Dividends

Holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities.

Voting Rights

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose.

Other

Holders of common stock have no preemptive rights or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and the shares of common stock offered by us in this offering, when issued and paid for, will be fully paid and non-assessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that may be authorized in the future.

Investment Canada Act

Except as provided in the Investment Canada Act (the “Investment Act”), there are no limitations under the laws of Canada, the Province of Ontario or in the articles or bylaws of the Corporation, on the right of non-Canadians to hold or vote our common stock.

The Investment Act generally prohibits implementation of a reviewable investment by an individual, government (or agency thereof), corporation, partnership, trust or joint venture that is not a “Canadian” as defined in the Investment Act (a “non-Canadian”), unless after review the minister designated for the purposes of the Investment Act is satisfied that the investment is likely to be of net benefit to Canada. If we are determined to be a “Canadian business” for purposes of the Investment Act, then an investment in our common stock by a non-Canadian (other than a “WTO Investor” as defined in the Investment Act) would be reviewable under the Investment Act if it was an investment to acquire control of us and the value of our assets was C$5 million or more. A non-Canadian (other than a WTO Investor) would be deemed to acquire control for the purposes of the Investment Act if the non-Canadian acquired a majority of our common stock outstanding (or less than a majority but controlled us in fact through the ownership of one-third or more of the outstanding common stock) unless it could be established that, on the acquisition, we were not controlled in fact by the acquiror through the ownership of such stock. Certain transactions in relation to our common stock would be exempt from review under the Investment Act, including, among others, the following:

•	acquisition of our common stock by a person in the ordinary course of that person’s business as a trader or dealer in securities;

•	acquisition of control in connection with the realization of security granted for a loan or other financial assistance and not for any purpose related to the provisions of the Investment Act; and

•	acquisition of control by reason of any amalgamation, merger, consolidation or corporate reorganization following which the ultimate direct or indirect control, through the ownership of voting interests, remains unchanged.

The Investment Act provides for special review thresholds for WTO Investors, who are essentially a natural or permanent resident of a World Trade Organization (“WTO”) country, or an entity controlled by such persons. The United States is a member of the WTO. Under the Investment Act, an investment in our common stock by a WTO Investor would be reviewable only if it was an investment to acquire control and the value of our assets was equal to or greater than a specified amount (the “Review Threshold”), which increases in stages. The Review Threshold is currently C$354 million, and is adjusted annually (calculated as prescribed in the Investment Act).

The provisions of the Investment Act may have an anti-takeover effect as they may operate to prevent non-Canadian persons from directly or indirectly acquiring control of us.

Listing

Our common stock is traded on the NYSE MKT and TSX under the symbol “MCZ.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company of Canada.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase common stock. The warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants are to be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as shall be set forth in the prospectus supplement relating to warrants being offered pursuant to such prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

Outstanding Warrants

As of November 5, 2014, we have warrants to purchase an aggregate of 2,540,918 shares of our common stock.

Common Stock Warrants

The applicable prospectus supplement will describe the following terms of warrants offered:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•	the number of warrants issued with each share of common stock; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of warrants.

Holders of warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders.

The exercise price payable and the number of shares of common stock purchasable upon the exercise of each warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock. In lieu of adjusting the number of shares of common stock purchasable upon exercise of each warrant, we may elect to adjust the number of warrants. No adjustments in the number of shares purchasable upon exercise of the warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time.

No fractional shares will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding warrant shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock into which the warrant was exercisable immediately prior to the transaction.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash such principal amount of securities or shares of common stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Upon receipt of payment and the taking of other action specified in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF DEBT SECURITIES

This prospectus contains a summary of the general terms of the debt securities we may offer pursuant to a prospectus supplement. When we offer to sell a particular series of debt securities, we will provide the specific terms of the series in a prospectus supplement. Accordingly, for a description of the terms of any series of debt securities, you must refer to the prospectus supplement relating to that series and the description of the debt securities in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The debt securities that may be offered by this prospectus will be issued under an indenture between us and the trustee, for one or more series of debt securities designated in the applicable prospectus supplement. The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. We incorporate by reference the form of indenture as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture carefully for the provisions that may be important to you. We have summarized selected portions of the indenture below. The summary is not complete. Terms used in the summary and not defined in this prospectus have the meanings specified in the indenture.

General

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. The debt securities may be senior debt securities, senior subordinated debt securities or subordinated debt securities. The terms of each series of debt securities will be established by or pursuant to a resolution of the Board and detailed or determined in the manner provided in a Board resolution, an officers’ certificate or by a supplemental indenture.

We will set forth in a prospectus supplement relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount and the following terms of the debt securities:

•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where the principal of, premium and interest on the debt securities will be payable;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•	the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of and interest on the debt securities will be made;

•	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any subordination provisions relating to the debt securities;

•	any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable and/or convertible into shares of our common stock. The terms, if any, on which the debt securities may be exchanged for and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee of the depositary (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security), as described in the applicable prospectus supplement. Except as described under “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at the trustee’s office or paying agencies in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may transfer certificated debt securities and the right to receive the principal of, premium and interest on, certificated debt securities only by surrendering the old certificate representing those certificated debt securities and either we or the trustee will reissue the old certificate to the new holder or we or the trustee will issue a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

We will require the depositary to agree to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, whom we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by the global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of the ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described herein, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, to exercise any rights of a holder under the indenture, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if that person is not a participant, on the procedures of the participant through which that person owns its interest.

We will make payments of principal of, and premium and interest on, book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary, upon receipt of any payment of principal of, premium or interest on, a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the book-entry debt securities of any series represented by one or more global debt securities and, in that event, we will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information in this section concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable. We take no responsibility for the depositary’s performance of its obligations under the rules and regulations governing its operations.

No Protection in the Event of a Change in Control

Unless we provide otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Covenants

We will describe in the applicable prospectus supplement any restrictive covenants applicable to an issue of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, such person to be referred to as a “successor person”, and we may not permit any person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

•	the successor person is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

•	certain other conditions are met.

Events of Default

“Event of default” means, with respect to any series of debt securities, any of the following:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of such payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of or premium on any debt security of that series when due and payable;

•	default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

•	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of at least a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain events of our bankruptcy, insolvency or reorganization; and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. An event of default may also be an event of default under our bank credit agreements or other debt securities in existence from time to time and under certain guaranties by us of any subsidiary indebtedness. In addition, certain events of default or an acceleration under the indenture may also be an event of default under some of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing (other than certain events of our bankruptcy, insolvency or reorganization), then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, of all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, of all outstanding debt securities will become and be immediately due and payable without any declaration or other act by the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before the trustee has obtained a judgment or decree for payment of the money due, the holders of a majority in principal amount of the outstanding debt securities of that series may, subject to our having paid or deposited with the trustee a sum sufficient to pay overdue interest and principal which has become due other than by acceleration and certain other conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. For information as to waiver of defaults see the discussion under “Modification and Waiver” below. We refer you to the applicable prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an event of default and the continuation of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•	the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 90 days after the end of our fiscal year, to furnish to the trustee a certificate as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify and amend the indenture with the consent of the holders of the outstanding debt securities of each series affected by the modifications or amendments. However, we and the trustee may not make any modification or amendment without the consent of the holder of each affected debt security then outstanding if that amendment will:

•	change the amount of debt securities whose holders must consent to an amendment or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from that acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities or the right of holders to waive past defaults or to amend the limitations described in this bullet point; or

•	waive a redemption payment with respect to any debt security or change any of the provisions with respect to the redemption of any debt securities.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of that series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless the terms of the applicable series of debt securities provide otherwise, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of the series, to replace stolen, lost or mutilated debt securities of the series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations (as described at the end of this section), that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of such payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless the terms of the applicable series of debt securities provide otherwise, upon compliance with certain conditions, we may omit to comply with the restrictive covenants contained in the indenture, as well as any additional covenants contained in a supplement to the indenture, a Board resolution or an officers’ certificate delivered pursuant to the indenture. The conditions include:

•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax in the same amount and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option, as described above, not to comply with certain covenants of the indenture with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we will remain liable for those payments.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock described in this prospectus. We may offer rights separately or together with one or more additional rights, common stock, warrants or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent for any rights we offer will be set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

•	the method by which holders of rights will be entitled to exercise;

•	the conditions to the completion of the offering;

•	the withdrawal, termination and cancellation rights;

•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment;

•	whether stockholders are entitled to oversubscription rights;

•	any U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations, including tax considerations, applicable to investing in those units. You must look at the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement and incorporated documents. The terms of any units offered under a prospectus supplement may differ from the terms described below.

General

We may issue units consisting of common stock, rights, warrants or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement and any incorporated documents the terms of the series of units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Rights,” and “Description of Warrants” will apply to each unit and to any common stock, warrant or right included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of its agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by our Canadian counsel McMillan LLP, Toronto, Ontario and/or our special counsel with respect to New York Law, Durham Jones & Pinegar, P.C.

EXPERTS

The consolidated financial statements of Mad Catz Interactive, Inc. as of March 31, 2014 and 2013, and for each of the years in the three-year period ended March 31, 2014, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. Our SEC filings are also available at the SEC’s website at http://www.sec.gov.

This prospectus and any accompanying prospectus supplement are only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act, and therefore omit certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the SEC’s public reference facilities or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at www.madcatz.com through which you can access our filings with the SEC. The information contained in, or accessible through, our website is not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:

(a)	Annual Report on Form 10-K for the fiscal year ended March 31, 2014, filed with the SEC on June 5, 2014.

(b)	Quarterly Report on Form 10-Q for the period ended June 30, 2014, filed with the SEC on August 4, 2014.

(c)	Current Report on Form 8-K filed with the SEC on September 12, 2014.

(d)	Description of the Registrant’s common stock contained in its Registration Statement on Form 20-F, as amended, filed with the SEC on August 10, 1999, including any amendments or reports filed for the purpose of updating such description.

(e)	All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be incorporated by reference into this Registration Statement from the date of filing of such documents.

Certain Current Reports on Form 8-K dated both prior to and after the date of this prospectus are or will be furnished to the SEC and shall not be deemed “filed” with the SEC and will not be incorporated by reference into this prospectus. However, all other reports and documents filed by us after the date of this prospectus under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the termination of the offering of the securities covered by this prospectus will also be deemed incorporated by reference in this prospectus and considered to be part of this prospectus from the date those documents are filed.

You should read the information relating to us in this prospectus together with the information in the documents incorporated by reference.

You may obtain a copy of any of the above-referenced documents, at no cost, from our website at www.madcatz.com. Except as specifically incorporated herein above, the information contained in, or that can be accessed through, our website is not part of this prospectus. We will also furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct your requests for documents to:

Director, Investor Relations

Mad Catz Interactive, Inc.

10680 Treena Street, Suite 500

San Diego, California 92131

(858) 790-5008

8,980,773 Units consisting of One Share of

Common Stock, no par value per share,

and One Warrant to Purchase 0.5 Shares of

Common Stock, no par value per share

PROSPECTUS SUPPLEMENT

Roth Capital Partners

March 25, 2015